UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

QXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share	QXO.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2026, QXO, Inc. (“QXO” or the “Company”) and certain new investors entered into joinders to the Investment Agreement, dated as of January 5, 2026 (the “Investment Agreement”), among AP Quince Holdings, L.P., a fund managed by affiliates of Apollo Global Management, Inc., and the other investors party thereto (collectively, the “Convertible Preferred Investors”). Pursuant to the Investment Agreement, on the terms and subject to the conditions set forth therein, the new investors committed until July 15, 2026 to purchase up to 185,500 shares in the aggregate of a new series of Series C Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of QXO for an aggregate purchase price of $1.855 billion (at a stated value of $10,000 per share) (the “Convertible Preferred Investment”). As a result of the commitments by the new investors, the Convertible Preferred Investors, including the initial investors party to the Investment Agreement, have committed to purchase up to 300,000 shares of the Series C Preferred Stock for an aggregate purchase price of $3.0 billion.

For more information on the terms and conditions of the Convertible Preferred Investment, the Investment Agreement and the Series C Preferred Stock, refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2026, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Convertible Preferred Investment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Convertible Preferred Investment will be undertaken in reliance upon an exemption from the registration requirements of Section 4(a)(2) of the Securities Act. The Series C Preferred Stock issued pursuant to the Investment Agreement and the Company’s common stock, par value $0.00001 per share (“Common Stock”), issuable upon conversion of the Series C Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the securities described herein.

Item 8.01	Other Events.

On January 12, 2026, the Company issued a press release announcing the upsized Convertible Preferred Investment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2026

QXO, INC.

By:	/s/ Ihsan Essaid
	Name:	Ihsan Essaid
	Title:	Chief Financial Officer